UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2026
Oscar Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
(646) 403-3677
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2026, Oscar Health, Inc. (the “Company”), entered into a $475.0 million secured three-year revolving credit facility (the “Revolving Credit Facility”), pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement. The Revolving Credit Facility expires, and any amounts outstanding thereunder will become due and payable, on February 6, 2029. The Revolving Credit Facility also contains an expansion option permitting the Company to request increases of up to an aggregate additional $100.0 million, upon the satisfaction of certain conditions.

The proceeds of the loans under the Revolving Credit Facility are available to be used for general corporate purposes. If no event of default has occurred, borrowings under the Revolving Credit Facility will initially bear interest at a rate equal to, at the Company’s option, either Term SOFR plus a margin of 4.50% per annum, or the Alternate Base Rate plus a margin of 3.50% per annum. From and after June 30, 2026, the applicable margin will be adjusted based on the Company’s Total Net Leverage Ratio, with the applicable margin for each Term SOFR loan ranging from 3.75% to 4.50%, and the applicable margin for each Alternate Base Rate loan ranging from 2.75% to 3.50%.

The Revolving Credit Facility also includes a commitment fee, initially 0.50% for available but undrawn amounts, which is payable quarterly in arrears, and other administrative fees. From and after June 30, 2026, the applicable commitment fee will be adjusted based on the Company’s Total Net Leverage Ratio and may range from 0.35% to 0.50% of available but undrawn amounts.

The Revolving Credit Facility is guaranteed by each wholly owned subsidiary of the Company, and all of the Company’s future direct and indirect subsidiaries (in each case subject to certain permitted exceptions, including exceptions for guarantees (i) that would require material governmental consents or (ii) in respect of joint ventures) (the “Guarantors” and together with the Company, the “Loan Parties”).

The Credit Agreement contains customary conditions precedent, representations and warranties, affirmative and negative covenants, events of default and indemnities. Certain changes of control with respect to the Company would constitute an event of default under the Revolving Credit Facility. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable. Borrowings under the Revolving Credit Facility are prepayable at the Company’s option in whole or in part without premium or penalty. The Company may also elect to terminate the Revolving Credit Facility without premium or penalty.

In addition, the Revolving Credit Facility requires compliance with certain financial covenants for each fiscal quarter, commencing with the fiscal quarter ending March 31, 2026 through the fiscal quarter ending December 31, 2026, as detailed below:

•The Company may not permit Direct Policy Premiums to be less than $3.0 billion in each fiscal quarter.
•The Company may not permit Consolidated Adjusted EBITDA (calculated on a trailing twelve month basis) as of the last day of each fiscal quarter to be less than certain thresholds.
•The Company may not permit Liquidity, which includes unrestricted cash and cash equivalents of the Loan Parties plus undrawn amounts under the Revolving Credit Facility, as of the last day of any fiscal quarter to be less than $200.0 million, of which at least $100.0 million must be unrestricted cash and cash equivalents of the Loan Parties.

The Revolving Credit Facility also requires compliance with certain financial covenants for each fiscal quarter commencing with the fiscal quarter ending March 31, 2027, through the Maturity Date or earlier termination date, as detailed below:

•The Company must maintain a maximum Total Net Leverage Ratio of 3.50:1.00.
•The Company must maintain a minimum Fixed Charge Coverage Ratio of 3.00:1.00.

The foregoing description of the Credit Agreement is only a summary of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, or other financial services to the Company for which they have received compensation and may receive compensation in the future.

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2026, the Company announced the Company’s financial results for the fourth quarter and year ended December 31, 2025. A copy of the press release issued in connection with the announcement is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1X
Credit Agreement, dated as of February 6, 2026, by and among Oscar Health, Inc., as borrower, certain subsidiaries of the Company, as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto.

99.1	Press Release, dated February 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
X Certain schedules (or similar attachments) to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant agrees to furnish a copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ R. Scott Blackley
Name:	R. Scott Blackley
Title:	Chief Financial Officer
Date: February 10, 2026